Exhibit 99.1

Official Payments Reports Results from Second Quarter of Fiscal Year 2013:
Sixth Consecutive Quarter of Positive Adjusted EBITDA
Net loss per share narrowed to $0.02 per share for second quarter

Norcross, GA, May 9, 2013 – Official Payments Holdings, Inc. (Nasdaq: OPAY), a leading provider of electronic payment solutions, reported results today for its fiscal year 2013 second quarter (Q2 fiscal 2013) . The Company will host a call/webcast today at 5:00 p.m. EDT to review its results:
Conference Call Dial-In:		888-790-2049 Participant code – "OPAY"
Webcast/Replay:		http://investors.officialpayments.com
Replay Dial-In:	866-481-5021	– 10:00 pm ET, Thursday, May 9, 2013 to
11:59 pm ET, Friday, June 7, 2013

Q2 Fiscal 2013 Highlights:
Official Payments Holdings, Inc. reported revenue from continuing operations of $32.7 million for Q2 fiscal 2013, a decrease of $0.1 million compared to Q2 fiscal 2012. Q2 fiscal 2013 Payment Solutions net revenue, which reflects Payment Solutions revenues less related processing and interchange fees, was $12.1 million compared to $11.5 million in Q2 fiscal 2012. $2.3 billion of payment transactions were processed in Q2 fiscal 2013 compared to $2.0 billion of payment transactions in Q2 fiscal 2012 with  average payment size increasing 15.7%.  General and administrative and selling and marketing expenses decreased a combined 3.7% versus Q2 fiscal 2012, primarily due to lower compensation related expenses.

Official Payments reported a net loss from continuing operations of $0.4 million, or $0.02 per share for Q2 fiscal 2013, compared to the prior year's net loss from continuing operations of $1.4 million, or $0.08 per share for Q2 fiscal 2012.  Continuing operations consists of the Payment Solutions segment, which contributed more than 99% of the company's revenue from continuing operations in fiscal 2013, with nominal revenue contributions from the legacy voice and systems automation (VSA) operations that are in the process of being wound down.

Adjusted EBITDA from continuing operations was $1.9 million in Q2 fiscal 2013 compared to $1.0 million in Q2 fiscal 2012.

Payment Solutions net revenue and Adjusted EBITDA from continuing operations are non-GAAP financial measures.  These measures are defined and reconciled to GAAP financial measures below.

Cash Position and Use of Cash
Official Payments' cash and cash equivalents increased by approximately $2.5 million from $39.1 million at fiscal year-end 2012 to $41.6 million at March 31, 2013. Official Payments cash position includes $6.7 million of net settlement funds outstanding and $5.5 million of accrued discount fees, thus leaving cash available for company use of $29.4 million.

Management Overview
Alex P. Hart, President and CEO, stated, "We're very pleased to report a sixth consecutive quarter of positive Adjusted EBITDA. We're particularly excited about the launch of electronic bill delivery (e-Bill) and mobile payment apps for the iPad, iPhone, and Android phones and tablets, all of which will give consumers even more ways to utilize our services.  On the operations front, our platform consolidation project continues to progress, and the infrastructure upgrade we completed last year yielded tremendous results during the recently completed tax season. We handled a peak volume of 460,000 transactions on April 15th without incident, a record number of transactions, but well below our peak capacity: as a result of the infrastructure upgrade, our system is capable of handling one million transactions in a 24 hour period."

"The record IRS tax season bodes very well for our anticipated third quarter results and is cause for optimism for the remainder of FY13 and beyond," said Hart. "The most critical part of tax season occurs between March 1st and

April 21st, and IRS transactions during that period were up 74% versus last year and dollar volume was up 82% versus last year. These increases were driven by a combination of the quality and availability of our upgraded user interfaces across multiple channels, a sizeable increase in volume from taxpayers who use TurboTax to calculate and pay their federal income taxes (up more than 100% for both transactions and dollars), the fact that we were listed in the first position on the list of payment providers on the IRS website, our improved search engine optimization and email marketing efforts, the reintroduction of our ChoicePay brand for taxpayers seeking more inexpensive payment options, and the ongoing increase in the adoption of electronic tax filing and electronic payment. The quality of this tax season, and our continued ability to handle significant increases in volume without incident, gives us confidence that we're on the right track, technologically, operationally and financially."

Non-GAAP Financial Measures
Official Payments uses the following non-GAAP financial measures in this press release:  Adjusted EBITDA from continuing operations and Payment Solutions net revenue. We define Adjusted EBITDA from continuing operations as net loss from our continuing operations before interest expense net of interest income, income taxes, depreciation and amortization, restructuring charges and share-based compensation expense. We define Payment Solutions net revenue as Payment Solutions gross revenue less discount fees. Discount fees include interchange fees and other processing-related dues, assessments and fees. Payment Solutions gross revenue is defined as revenue from continuing operations less revenue from VSA operations.

Management believes these measures are useful for evaluating our performance against the performance of peer companies within the electronic payments industry, and that they provide investors with additional transparency on the financial measures used in management's decision-making.  Management believes that Payment Solutions net revenue provides additional information about our business, as we wind-down our VSA operations.  We also use Adjusted EBITDA from continuing operations, together with other criteria, in our executive compensation program. Non-GAAP financial measures should not be considered a substitute for the reported results prepared in accordance with generally accepted accounting principles in the United States, or US GAAP.  Our definitions used to calculate non-GAAP financial measures may differ from those used by other companies.

These measures are reconciled to GAAP financial measures in the tables below:

Reconciliation of Adjusted EBITDA from continuing operations to net loss from continuing operations:

	Adjusted EBITDA from continuing operations
	Three months ended March 31,
(in thousands, except percentages)	2013	2012	Change ($)	Change (%)
Net loss from continuing operations	$(361)	$(1,408)	$1,047	(74.4)%
Adjustments:
Depreciation/amortization	1,924	1,867	57	(3.1)%
Stock-based compensation	365	514	(149)	(29.0)%
Restructuring charge	—	35	(35)	(100.0)%
Tax provision	9	—	9	nm
Interest expense, net	1	—	1	nm
Adjusted EBITDA from continuing operations	$1,938	$1,008	$930	92.3%
nm not meaningful

	Adjusted EBITDA from continuing operations
	Six months ended March 31,
(in thousands, except percentages)	2013	2012	Change ($)	Change (%)
Net loss from continuing operations	$(1,189)	$(3,042)	$1,853	60.9%
Adjustments:
Depreciation/amortization	3,723	3,770	(47)	(1.2)%
Stock-based compensation	1,044	981	63	6.4%
Restructuring charge	—	1,490	(1,490)	(100.0)%
Tax provision	2	—	2	nm
Interest expense (income), net	2	(1)	3	(300.0)%
Adjusted EBITDA from continuing operations	$3,582	$3,198	$384	12.0%
nm not meaningful

Reconciliation of Payment Solutions net revenue to revenue from continuing operations:

	Three months ended March 31,
(in thousands, except percentages)	2013	2012	Change ($)	Change (%)
Revenue from continuing operations	$32,714	$32,820	$(106)	(0.3)%
Less:
Non-Payment Solutions revenue	179	350	(171)	(48.9)%
Payment Solutions gross revenue	32,535	32,470	65	0.2%
Less:
Payment Solutions Discount fees	20,479	20,938	(459)	(2.2)%
Payment Solutions net revenue	$12,056	$11,532	$524	4.6%

	Six months ended March 31,
(in thousands, except percentages)	2013	2012	Change ($)	Change (%)
Revenue from continuing operations	$66,130	$67,657	$(1,527)	(2.3)%
Less:
Non-Payment Solutions revenue	313	885	(572)	(64.6)%
Payment Solutions gross revenue	65,817	66,772	(955)	(1.4)%
Less:
Payment Solutions Discount fees	42,426	43,281	(855)	(2.0)%
Payment Solutions net revenue	$23,391	$23,491	$(100)	(0.4)%

About Official Payments Holdings, Inc. (www.OPAY.OfficialPayments.com):
Official Payments provides electronic payment solutions for over 3,000 clients across all 50 states, Puerto Rico and the District of Columbia. During the past year more than 12 million Customers and Constituents of our Clients utilized our services. Official Payments' solutions enable government agencies, educational institutions, utility companies, charitable organizations, and other billers to seamlessly accept secure, convenient payments by credit card, debit card and electronic check via mobile, web (www.OfficialPayments.com), telephone and point of sale.

CONTACT:
Jeff Hodges, CFO
770-325-3102
Investorrelations@officialpayments.com

Forward looking statements
Statements made in this press release that are not historical facts are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements relate to future events or Official Payments' future financial and/or operating performance and generally can be identified as such because the context of the statement includes words such as "may," "will," "intends," "plans," "believes," "anticipates," "expects," "estimates," "shows," "predicts," "potential," "continue," or "opportunity," the negative of these words or words of similar import.  Official Payments undertakes no obligation to update any such forward-looking statements.  Each of these statements is made as of the date hereof based only on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties.  Actual events or results may differ materially from those projected in any of such statements due to various factors, including, but not limited to: intense competition in the marketplace; our ability to increase Payment Solutions revenues and reduce operating costs, including discount fees; our ability to execute on our sales, marketing and product development strategy and expand our business including introduction of new services, products, and product enhancements into the marketplace;  timely consolidation of our payment platforms; maintaining secure systems and protecting against security breaches, loss of privacy/data, and fraud; litigation; unanticipated claims as a result of the failure of software providers, processors, vendors, or subcontractors to satisfactorily perform and complete engagements; the renewal, extension or early termination of client contracts or projects; and compliance with government regulations and the impact of regulatory requirements.    For a discussion of these and other factors which may cause our actual events or results to differ from those projected, please refer to the sections, "Risk Factors" and "Management Discussion and Analysis of Financial Condition and Results of Operations" in the periodic reports on Form 10-K and Form 10-Q that we file with the Securities and Exchange Commission.

OFFICIAL PAYMENTS HOLDINGS, INC.
Consolidated Balance Sheets

(in thousands)	March 31, 2013	September 30, 2012
	(unaudited)
ASSETS:
Current assets:
Cash and cash equivalents	$41,575	$39,071
Accounts receivable, net	3,890	5,304
Settlements receivable, net	28,277	15,291
Prepaid expenses and other current assets	1,965	1,692
Total current assets	75,707	61,358

Property, equipment and software, net	18,766	17,368
Goodwill	17,642	17,582
Other intangible assets, net	792	1,107
Other assets	934	509
Total assets	$113,841	$97,924

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$16	$74
Settlements payable	34,948	17,019
Accrued compensation liabilities	3,579	6,373
Accrued discount fees	5,497	5,616
Other accrued liabilities	3,344	2,201
Deferred income	298	284
Total current liabilities	47,682	31,567
Other liabilities:
Deferred rent	9	67
Other liabilities	953	1,103
Total other liabilities	962	1,170
Total liabilities	48,644	32,737

Shareholders' equity:
Preferred stock, no par value; authorized shares: 4,579; no shares issued and outstanding	—	—
Common stock $0.01 par value, and paid-in capital; shares authorized: 44,260; shares issued: 20,898 and 20,817; shares outstanding: 16,722 and 16,642	196,371	195,126
Treasury stock—at cost, 4,175 shares	(31,383)	(31,383)
Accumulated deficit	(99,791)	(98,556)
Total shareholders' equity	65,197	65,187
Total liabilities and shareholders' equity	$113,841	$97,924

OFFICIAL PAYMENTS HOLDINGS, INC.
Consolidated Statements of Operations
(unaudited)
	Three months ended March 31,		Six months ended March 31,
(in thousands, except per share data)	2013	2012	2013	2012
Revenues[1]	$32,714	$32,820	$66,130	$67,657

Costs and expenses:
Direct costs	22,030	22,900	45,531	46,775
General and administrative	6,997	7,309	13,807	16,495
Selling and marketing	2,114	2,152	4,254	3,660
Depreciation and amortization	1,924	1,867	3,723	3,770
Total costs and expenses	33,065	34,228	67,315	70,700
Loss from continuing operations before other income and income taxes	(351)	(1,408)	(1,185)	(3,043)

Other (expense) income:
Interest (expense) income, net	(1)	—	(2)	1
Total other income	(1)	—	(2)	1

Loss from continuing operations before income taxes[2]	(352)	(1,408)	(1,187)	(3,042)
Income tax provision	9	—	2	—

Loss from continuing operations	(361)	(1,408)	(1,189)	(3,042)
Loss from discontinued operations, net	(46)	(3)	(46)	(12)

Net loss	$(407)	$(1,411)	$(1,235)	$(3,054)

(Loss) gain per share—Basic and diluted:
From continuing operations	$(0.02)	$(0.08)	$(0.07)	$(0.18)
From discontinued operations	—	—	—	—
(Loss) gain per share—Basic and diluted	$(0.02)	$(0.08)	$(0.07)	$(0.18)

Weighted average common shares used in computing:
Basic and diluted loss per share	16,716	16,642	16,682	16,642

(1)
Reflects revenues from the company's legacy VSA operations  which are being wound down of $0.2 million and $0.4 million, respectively, in Q2 fiscal 2013, and Q2 fiscal 2012 and $0.3 million and $0.9 million for the six months ended March 31, 2013, and 2012, respectively.

(2)
Reflects VSA income (loss) from continuing operations before and after taxes of $0.1 million and ($0.1) million, respectively, in Q2 fiscal 2013 and Q1 fiscal 2012 and $0.2 million and $0.3 million, for the six months ended March 31, 2013, and 2012, respectively.

.

OFFICIAL PAYMENTS HOLDINGS, INC.
Consolidated Statements of Cash Flows
(unaudited)

	Six months ended March 31,
(in thousands)	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,235)	$(3,054)
Less: Gain from discontinued operations, net	(46)	(12)
Loss from continuing operations, net	(1,189)	(3,042)
Non-cash items included in net loss:
Restructuring costs	—	962
Depreciation and amortization	3,723	3,770
Deferred rent	(21)	21
Share-based compensation	843	680
Net effect of changes in assets and liabilities:
Accounts receivable, net	1,414	(135)
Settlement processing assets and obligations, net	4,943	1,167
Prepaid expenses and other assets	(146)	(225)
Accounts payable and accrued liabilities	(2,400)	(1,521)
Other long term liabilities	(147)	70
Deferred income	14	(33)
Cash provided by operating activities from continuing operations	7,034	1,714
Cash used in operating activities from discontinued operations	(46)	(12)
Cash provided by operating activities	6,988	1,702
CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized internally developed software	(3,924)	(1,192)
Purchase of equipment and software	(890)	(982)
ChoicePay acquisition	(60)	(61)
Cash (used in) provided by investing activities	(4,874)	(2,235)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of common stock	402	—
Capital lease obligations and other financing arrangements	(12)	(17)
Cash provided by (used in) financing activities	390	(17)
Net increase (decrease) in cash and cash equivalents	2,504	(550)
Cash and cash equivalents at beginning of period	39,071	39,760
Cash and cash equivalents at end of period	$41,575	$39,210